Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Cartesian Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share, to be issued under the Registrant’s 2016 Stock Incentive Plan	Rules 457(c) and 457(h)	41,267,769(2)	$0.656(4)	$27,071,656.47	0.0001476	$3,995.78
Equity	Common Stock, par value $0.0001 per share, to be issued under the Registrant’s Amended and Restated 2018 Employment Inducement Incentive Award Plan	Rules 457(c) and 457(h)	1,825,000(3)	$0.656(4)	$1,197,200.00	0.0001476	$176.71
Total Offering Amounts					$28,268,856.47		$4,172.49
Total Fee Offsets							$-
Net Fee Due							$4,172.49

(1)
In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall be deemed to cover any additional securities that may from time to time be offered or issued under the Registrant’s 2016 Stock Incentive Plan (“2016 Stock Incentive Plan”) and the Registrant’s Amended and Restated 2018 Employment Inducement Incentive Award Plan (the “Inducement Plan”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Consists of 41,267,769 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) that may become issuable under the 2016 Stock Incentive Plan pursuant to its terms.
(3)	Consists of 1,825,000 shares of Common Stock that may become issuable under the Inducement Plan pursuant to its terms.
(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on January 8, 2024.